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                                 EXHIBIT 99.1


                        INVESTORS FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _________________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of Investors Financial Corporation ("Investors") held of record by the undersigned on ________ __, 1998, at the Investors Special Meeting of Shareholders to be held at ___ p.m., Bainbridge time, on ________ __, 1998, at the main office of Investors located at 226 South Broad Street, Bainbridge, Georgia.

     1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated as of December 31, 1997 (the "Merger Agreement"), by and among Investors, Bainbridge National Bank and PAB Bankshares, Inc. ("PAB"), pursuant to which, among other matters, (a) Investors will merge with and into PAB and (b) the shares of Investors common stock, Investors warrants and Investors options will be converted into the right to receive shares of PAB common stock, as described in the Joint Proxy Statement/Prospectus dated _______ __, 1998.

       FOR [_]                 AGAINST [_]                    ABSTAIN [_]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     DATED:______________________________, 1998


     __________________________________________
     Signature

     __________________________________________
     Signature if held jointly